Sun River Energy, Inc. Announces Completion of Carthage Field Haynesville Well

Dallas, TX -- (PRNewswire-FirstCall) – April4, 2011 --Sun River Energy, Inc. (OTC:BB:SNRV).  Sun River Energy, Inc. (the “Company” or “Sun River”) announcesit turned the Neal Heirs # 1 well to production on March 31, 2011.

The Neal Heirs # 1 well (API # 42-365-37706) is drilled vertically to a total depth of 11,057 feet in Panola County, Texas.  The well is completed in the Haynesville Shalegeological formation at 10,214’ to 10,716’. The well is located within the prolific Carthage Field.  The well initially shut-in at 5,386PSI tubing pressure after fracture treatment.  Presently, the well is producing both natural gas and crude.  The well is flowing at 2,256 MCF a day with a constant flowing tubing pressure of 3,320 PSI.

Sun River Operating, Inc. operates the well.  Sun River Energy, Inc. owns a 77.5% working interest in the well.

Donal R. Schmidt, Jr., the Company's CEO and President, states:

It is always a relief to have your first well in a project come on like the Neal Heirs #1.  The well exceeded our team’s initial expectation in every way.  We are presently preparing to drill two more wells in adjoining gas units and expect similar results.  The Neal Heirs #1 confirms my belief that our team has what it takes to consistently develop deep unconventional gas at an attractive cost.  Our preliminary estimate is that the net finding and development cost per MCFE of proved gas in this well will be around $1.24.  This will place us at the top of low cost producers in our sector of the natural gas market.

About Sun River Energy, Inc.:

Sun River Energy, Inc. is a Dallas-based, development-stage oil and gas exploration and production company.  For further information on the Company, please visit our website www.snrv.com.

Media Contact:

Gilbert Steedley

1-800-669-6511

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